Exhibit 99.1

Recent Developments

We recently completed a reanalysis of our Kinect 1 study where 50mg of our vesicular monoamine transporter 2, or VMAT2, inhibitor NBI-98854 was compared to placebo after six weeks of double-blind, placebo-controlled treatment. This reanalysis consisted of performing Abnormal Involuntary Movement Scale, or AIMS, assessments utilizing the blinded central review process that we employed for the Kinect 2 study.

The AIMS blinded central review process used in the Kinect 2 study consisted of video assessed AIMS total dyskinesia scores, items one through seven which rate facial, extremity and trunk movement severity, as determined by blinded central raters. These raters are movement disorder neurologists, with expertise in dyskinesia assessment, who were blinded to both the treatment sequence (baseline or week 6) as well as treatment group (placebo or NBI-98854) and were required to concur on a final AIMS score for each subject at each time point (baseline and week 6).

Utilizing the AIMS videos from our Kinect 1 study, this same Kinect 2 AIMS blinded central rater assessment process was performed by the same two movement disorder neurologists who had no prior involvement with the Kinect 1 clinical trial. When employing this methodology, the Kinect 1 study, consistent with the Kinect 2 study, showed a statistically significant reduction in tardive dyskinesia. At week 6, AIMS scores assessed by the blinded central movement disorder specialists were reduced by 1.3 points in the NBI-98854 intention-to-treat, or ITT, group compared to a reduction of 0.1 point in the placebo arm (p=0.0442).

After a final quality control review of the Kinect 2 study the per protocol group AIMS scores were reduced by 3.4 points for those patients taking NBI-98854 (p<0.001).

Kinect 1 Study Design

The Kinect 1 study was a randomized, parallel, double-blind, placebo-controlled, Phase IIb clinical trial utilizing the capsule formulation of NBI-98854 in moderate to severe tardive dyskinesia patients with underlying schizophrenia or schizoaffective disorder. The study included once-daily NBI-98854 over a six-week placebo-controlled dosing period. Half of the randomized subjects received placebo and half received one of two doses of NBI-98854. The two NBI-98854 dosing groups consisted of a 50mg group for six weeks and a group that began at 100mg for the initial two weeks then converted (under double blind) to 50mg for the final four weeks of the placebo-controlled dosing period. Subsequent to the placebo-controlled dosing, all subjects were eligible to enter a six-week open-label safety extension of 50mg of NBI-98854 administered once daily with additional AIMS assessments. The primary efficacy endpoint of the Kinect 1 study was a comparison of placebo and active scores as determined by the on-site AIMS raters at the end of week 6. At week 6, AIMS scores assessed by the on-site raters were reduced by 3.3 points in the NBI-98854 ITT group compared to a reduction of 2.5 point in the placebo arm (not statistically significant). The refined assessment methods as outlined above were applied post hoc.

About the Abnormal Involuntary Movement Scale (AIMS)

The AIMS is a structured neurological examination that was developed in 1976 and has been used extensively in movement disorder assessments. It consists of seven distinct ratings of regional involuntary body movements that are scored on a zero to four scale with zero being rated as none and four being rated as severe.

Special Note Regarding Forward-Looking Statements

This Exhibit contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the progress, timing and results of clinical trials involving our drug candidates; and

•	the progress of our research and development programs.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.